UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2007
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 29, 2007, Southwest Convenience Stores, LLC, a Texas limited liability company (“SCS”), entered into an Amended and Restated Credit Agreement (as so amended and restated, the “Wachovia Credit Facility”) by and among SCS, as Borrower, the lenders party thereto and Wachovia Bank, National Association, a national banking association (“Wachovia”), as Administrative Agent and Issuing Bank. SCS is a wholly-owned subsidiary of Alon USA Energy, Inc., the registrant (the “Company”).
     The Wachovia Credit Facility amends and restates that certain Credit Agreement, dated June 6, 2006, among SCS, the lenders party thereto and Wachovia (the “Original Credit Facility”). The amendment to the Original Credit Facility increased total availability from $50.0 million to $95.0 million.
     Pursuant to the amendment to the Original Credit Facility, ALOSKI, LLC, a Texas limited liability company and wholly-owned subsidiary of the Company (“ALOSKI”), and each of ALOSKI’s subsidiaries became guarantors of the Wachovia Credit Facility. The assets of ALOSKI and its subsidiaries, including cash, accounts receivable and inventory, were also pledged as security for the obligations under the Wachovia Credit Facility. ALOSKI was formed by the Company for the purpose of acquiring Skinny’s, Inc., a privately-held Texas corporation (“Skinny’s”). See Item 8.01 to this Current Report on Form 8-K.
     Prior to its amendment, approximately $48.8 million was outstanding under the Original Credit Facility, comprised of approximately $28.8 million in the form of a term loan and approximately$20.0 million in the form of a revolving loan. In connection with the Skinny’s acquisition and the amendment of the Original Credit Facility, SCS drew down approximately $46.2 million under the Wachovia Credit Facility. This amount, and all previously outstanding amounts, were combined into a $95.0 million term loan with principal payments to be made in monthly installments based on a 15-year amortization schedule. The Wachovia Credit Facility has a ten-year term and borrowings bear interest at a Eurodollar rate plus 1.5% per annum.
     A copy of the Wachovia Credit Facility is attached as Exhibit 10.1 and is incorporated herein by reference. The description of the Wachovia Credit Facility contained herein is qualified in its entirety by reference to the full text thereof.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     On June 29, 2007, the Company issued a press release reporting the completion of the acquisition by merger of Skinny’s. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Amended and Restated Credit Agreement, dated as of June 29, 2007, among Southwest Convenience Stores, LLC, the lenders party thereto and Wachovia Bank, National Association.

99.1	Press Release dated June 29, 2007.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
General Counsel, Vice President and Secretary

Date: July 2, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Amended and Restated Credit Agreement, dated as of June 29, 2007, among Southwest Convenience Stores, LLC, the lenders party thereto and Wachovia Bank, National Association.

99.1	Press Release dated June 29, 2007.